UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Information.

On April 28, 2009, we purchased certain natural gas futures contracts, which we refer to as the futures contracts, to attempt to hedge our exposure to cash flow variability related to the fixed-price component of two liquefied natural gas (LNG) supply contracts for which we have submitted fixed-price bids.  We have not been awarded the contracts; however, based on information released by the potential customers, we believe we have submitted the lowest price in the competitive bidding process.  We have also received a staff recommendation supporting our bid for the larger of the two contracts.  If we are awarded the supply contracts, performance is anticipated to begin on July 1, 2009 and September 6, 2009, respectively.  While we have not received notification that we have been awarded the contracts, due to the fact that the contract prices are fixed, as well as the fact that we believe natural gas prices may rise between now and the time we might be awarded the contracts, the derivative committee of our board of directors concluded it was advisable to purchase the futures contracts in advance of any contract award.  The futures contracts have the effect of enabling us to purchase natural gas at fixed prices each month from July 2009 through August 2012, which is the expected fixed-price term of the potential supply contracts.  One of the supply contracts calls for the sale of approximately 12,000,000 LNG gallons annually for all three years of the contract, and the other supply contract calls for the sale of approximately 700,000 LNG gallons in the first year, 500,000 LNG gallons in the second year and 300,000 LNG gallons in the third year of the contract.  The futures contracts cover the purchase of an average of approximately 80,000 MMBtus of natural gas per month to hedge against the fixed price LNG delivery obligations.  To purchase the futures contracts, we were required to make an initial margin deposit of $1,236,000.  We may be required to make additional deposits if we incur losses related to the futures contracts.

The purchase of the futures contracts was in accordance with the revised natural gas hedging policy adopted by our board of directors in May, 2008, a complete copy of which was filed as Exhibit 99.1 to our Form 8-K filed with the SEC on June 20, 2008, and is incorporated herein by reference.

Until such time as we are awarded and enter into the supply contracts, we do not anticipate trying to qualify the futures contracts for hedge accounting as cash flow hedges under SFAS No. 133.  As a result, we will be required to record directly in our statement of operations any changes in the fair market value of these contracts that may occur from April 28, 2009 through the earlier to occur of (1) our entry into the fixed-price supply contracts and success in qualifying the futures contracts for hedge accounting under SFAS No. 133, or (2) the sale of the futures contracts.  Until such time as the futures contract qualify for hedge accounting as cash flow hedges under SFAS No. 133, an increase or decrease of 10% in the weighted average price of the futures contracts would result in a gain or loss, respectively, of approximately $1.8 million in the fair market value of the futures contracts.

If we are awarded and enter into the supply contracts, (1) we will attempt to qualify the futures contracts for hedge accounting as cash flow hedges under SFAS No. 133, but there can be no assurances we will be successful in doing so, and (2) we anticipate that we will hold the futures contracts for the duration of the relevant contract term consistent with the revised natural gas hedging policy adopted by our board of directors in May 2008.  If we are not awarded or fail to enter into either supply contract, we intend to sell the futures contracts related to such supply contract in an orderly fashion.

We purchased the futures contracts from Sempra Energy Trading Corp. pursuant to the terms of the ISDA Master Agreement dated March 23, 2006 between us and Sempra, including the ISDA Credit Support Index to the Schedule to the ISDA Master Agreement dated March 23, 2006, which documents are attached as Exhibits 10.13 and 10.14, respectively, to the Form S-1 Registration Statement (File No. 333-137124) we filed with the SEC on September 6, 2006.  These documents are incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

Certain statements in this current report on Form 8-K constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements include, but are not limited to, statements about: (i) whether the futures contracts will qualify for hedge accounting as cash flow hedges under SFAS No. 133 and the related impact on our financial statements; (ii) whether we will be awarded the natural gas supply contracts for which we have submitted fixed-price bids; (iii) whether we have submitted the lowest priced bid in the competitive bidding process; (iv) the anticipated commencement dates of the supply contracts; (v) the expected fixed-price term of the supply contracts; (vi) the potential requirement to make additional deposits on the futures contracts if we incur losses related to the futures contracts; (vii) the projected gain or loss in the fair market value of the futures contracts, based on a hypothetical 10% change in the weighted average price of the futures contracts; (viii) that, if we are awarded the supply contracts, we anticipate that we will hold the futures contracts for the duration of the relevant contract term; (ix) and that, if we are not awarded or fail to enter into either supply contract, we intend to sell the futures contracts related to such supply contract in an orderly fashion.  Forward-looking statements are based upon current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date they were made and except as otherwise required by law we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Words such as “expects,” “intends,” “plans,” “projects,’ “believes,” “estimates,” and similar expressions are used to identify these forward looking statements, but their absence does not mean that a statement is not forward-looking.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2009		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer